CONTACTS

From: Anthony J. DeFazio	For: Brian D. Jones, CFO & Treasurer
DeFazio Communications, LLC	American Realty Capital Trust, Inc.
tony@defaziocommunications.com	bjones@arctreit.com
Ph: (484-532-7783)	Ph: (646-937-6900)

FOR IMMEDIATE RELEASE

American Realty Capital Trust Announces Dates of Third Quarter 2012 Financial Results Release and Conference Call

New York, New York, October 2, 2012 – American Realty Capital Trust, Inc. (NASDAQ: ARCT) (“ARCT” or the “Company”) announced today that it will issue its third quarter financial results after market close on Monday, October 29, 2012, and host its third quarter conference call and webcast on Tuesday, October 30, 2012, at 9:00 a.m. Eastern Time. William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In: 1-877-883-0383
International Dial-In: 1-412-902-6506

Canada Dial-In: 1-877-885-0477

Conference ID: 9185621

Webcast: www.arctreit.com/q3earningscall/

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Conference ID: 10018974

Date Available: October 30, 2012 (one hour after the end of the conference call) to December 14, 2012 at 9:00 AM ET

Important Notice

ARCT, a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, is a leading self-administered real estate investment trust that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Additional information about ARCT can be found on its website at www.arctreit.com.